                                                                   Exhibit 10.10

                           PATENT LICENSE AGREEMENT



                                    between



                         LUCENT TECHNOLOGIES GRL CORP.



                                      and



                        WAVESPLITTER TECHNOLOGIES, INC.



                                Effective as of



                         Relating to Various Products

                            LUCENT GRL CONFIDENTIAL

    Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ******. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

WS BILAT PLA-RRA - 091900


                           PATENT LICENSE AGREEMENT


                               TABLE OF CONTENTS


ARTICLE I - GRANTS OF LICENSES

 1.01 Grant
 1.02 Duration and Extent
 1.03 Scope
 1.04 Ability to Provide Licenses
 1.05 Joint Inventions
 1.06 Publicity and Confidentiality

ARTICLE II - ROYALTY AND PAYMENTS

 2.01 Royalty Calculation
 2.02 Accrual
 2.03 Exclusions
 2.04 Records and Adjustments
 2.05 Reports and Payments

ARTICLE III - TERMINATION

 3.01 Breach
 3.02 Voluntary Termination
 3.03 Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

 4.01 Disclaimer
 4.02 Nonassignability
 4.03 Addresses
 4.04 Taxes
 4.05 Choice of Law
 4.06 Integration
 4.07 Dispute Resolution
 4.08 Releases

DEFINITIONS APPENDIX

APPENDIX A

APPENDIX B


                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900

APPENDIX C

                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900

                           PATENT LICENSE AGREEMENT


Effective as of EXECUTION, ("the Effective Date") LUCENT TECHNOLOGIES GRL CORP. ("LUCENT GRL"), a Delaware corporation, having an office at Suite 105, 14645 N.W. 77/th/ Avenue, Miami Lakes, Florida 33014, and WAVESPLITTER TECHNOLOGIES, INC. ("WS"), a California corporation, having an office at 46430 Fremont Blvd., Fremont, California 94538, agree as follows:*



                                   ARTICLE I

                              GRANTS OF LICENSES

1.01 Grant

     (a)(i) LUCENT GRL grants to WS under LUCENT GRL's PATENTS personal, nonexclusive and non-transferable licenses for:

               (1)  PLANAR LIGHTWAVE CHIPS;
               (2)  CASCADED FUSED FIBER COUPLERS; and
               (3)  MACH ZEHNDER INTERFEROMETERS.

     (ii) LUCENT GRL grants to WS under patents solely identified in Appendix A, personal, nonexclusive and non-transferable licenses for OTHER OPTICAL DEVICES/SERVICES.

     (b) WS grants to LUCENT GRL under WS' PATENTS personal, nonexclusive, royalty-free and non-transferable licenses for all products and services.

1.02 Duration and Extent

All licenses granted herein under any patent shall, notwithstanding the expiration of the LIMITED PERIOD, continue for the unexpired term of such patent, unless this Agreement or any licenses granted herein are terminated pursuant to the provisions of Article III.

1.03 Scope

     (a) The licenses granted herein are licenses to (i) make, have made (subject to Section 1.03(d)), use, lease, sell, offer to sell and import LICENSED

____________________
/*/Any term in capital letters which is defined in the Definitions Appendix shall have the meaning specified therein.

                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900


PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; (iii) use any method or process relating to the manufacture, packaging, assembly and/or testing of LICENSED PRODUCTS; and (iv) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or
(3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

          (b)(i)  Licenses granted herein to WS are not to be construed either
(i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or
(ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

          (b)(ii) *

          (c)(i) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party's RELATED COMPANIES for so long as they remain its RELATED COMPANIES and only to the extent that such RELATED COMPANIES grant to the other Party licenses of similar scope and duration as provided in this Agreement. Any such sublicense granted hereunder may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a RELATED COMPANY of such Party. The Parties agree that if either Party forms a holding company for patents licensed herein, that Party shall cause such holding company to grant licenses under such patents, of the scope and duration granted herein, to the other Party.

          (ii) The grant of each license hereunder also includes the right of a Party to sublicense (within the scope of its own licenses) any business which is divested by that Party or any of its RELATED COMPANIES provided that the

                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

WS BILAT PLA-RRA - 091900

sublicense is granted within sixty (60) days of divestiture and the divested business is itself a legal entity at the time of divestiture or within sixty
(60) days thereafter. Such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the LICENSED PRODUCTS sold or furnished by the divested business prior to the divestiture and only for the patents of the non-divesting party licensed to the divesting party in this Agreement. Furthermore, any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business. Any payment obligations of a divesting party under this Agreement shall continue in effect for all LICENSED PRODUCTS, including the LICENSED PRODUCTS of the divested business. The divested business shall be jointly and severally liable with the divesting party for royalties payable on account of the LICENSED PRODUCTS of the divested business.

     (d) The right to have product made for WS or any of its RELATED COMPANIES pursuant to this Agreement is limited to products owned or designed by, or otherwise within the product offerings of, WS or any of its RELATED COMPANIES. Such have made rights shall not include the right to have "off the shelf" products made for the Parties. The have made rights shall not be exercised by a Party in a manner such that the exercise of those rights is a sham to sublicense the other Party's patents to a third party and not for bona fide business purposes of the exercising Party.

1.04 Ability to Provide Licenses

     (a) Each Party represents it has received the rights to grant the licenses and rights herein granted to the other.

     (b) A Party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

     (c) All licenses granted herein under either Party's patents or patent applications shall be binding on any subsequent assignee or licensee of any such patents or patent applications of such Party to the extent there are any subsequent assignees or licensees.

1.05 Joint Inventions

     (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900

     (b) Each Party shall give such consent, or shall obtain such consent from its RELATED COMPANIES, its employees or employees of any of its RELATED COMPANIES, as required to make full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such Party and by another licensor of such grantee.

     (c) Each Party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such Party is unable to obtain the requisite consents from such third parties, the resulting inability of such Party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

1.06 Publicity and Confidentiality

     (a) Nothing in this Agreement shall be construed as conferring upon either Party or its RELATED COMPANIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other Party (or any of its RELATED COMPANIES), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such LICENSED PRODUCT is in any way certified by the other Party hereto or its RELATED COMPANIES.

     (b) The terms, but not the existence, of this Agreement shall be treated as confidential information by the Parties, and neither Party shall disclose such terms to any third party (other than such Party's accountants, attorneys, other professional advisors and potential purchasers of a Party provided that all such third parties are bound to keep this Agreement confidential) without the prior written consent of the other Party; provided however, that (i) each Party may represent to third parties that such Party is licensed for the products and patents as provided by this Agreement; and (ii) if required by law or if such disclosure is in response to an order of a court or an order or regulation of another governmental body provided, however, that either Party prior to such disclosure pursuant to such law, order or regulation shall first have promptly informed the other Party of such law, order or regulation and made reasonable efforts to obtain a protective order and/or appropriate confidentiality provisions requiring that such information to be disclosed be used only for the purpose for which such law, order or regulation was issued. All efforts shall also be made to redact Articles I, II The Definitions Section, and Stock Warrant Appendices or request that such governmental body (such as SEC) make available to the public only a redacted copy of this Agreement.

                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900

                                  ARTICLE II

                             ROYALTY AND PAYMENTS

2.01 Royalty Calculation

     (a) In payment for the licenses, rights, and releases granted hereunder to WS and its RELATED COMPANIES by LUCENT GRL, WS shall pay a license fee payable in warrants in the form of a grant to Lucent-GRL of five hundred thousand (500,000) shares of WS' Series F Preferred Stock at a price of one United States cent (US $0.01) per share. Such warrants shall be in the form attached hereto as Appendix B. The warrants are granted to Lucent-GRL as of EXECUTION, also referred to hereinafter as the "Grant Date", which shall not be later than September 30, 2000. Such warrants may be exercised at any time.

   (b) In addition to any consideration provided in Section 2.01(a) above, in the event WS' including any of its RELATED COMPANIES' total combined gross cumulative revenue (FAIR MARKET VALUE) attributable to the of the sale or use of CASCADED FUSED FIBER COUPLERS and/or MACH ZEHNDER INTERFEROMETERS, exceeds * (hereinafter referred to as the "Royalty Accrual Level"), then royalty shall accrue and be payable to LUCENT GRL, at the applicable rate of * on each CASCADED FUSED FIBER COUPLER and/or MACH ZEHNDER INTERFEROMETER which is sold, leased or put into use by WS, or any of its RELATED COMPANIES after attainment of such Royalty Accrual Level. Such royalty rate shall be applied, except as otherwise provided in this Article II, to the FAIR MARKET VALUE of such CASCADED FUSED FIBER COUPLERS and/or MACH ZEHNDER INTERFEROMETERS. For purposes of this
Section 2.01(b) the total combined gross cumulative revenue shall include revenues made prior to the Effective Date of this Agreement.

   (c) In addition to any consideration provided in Section 2.01(a) above, in the event WS' including any of its RELATED COMPANIES' total combined gross cumulative revenue (FAIR MARKET VALUE), attributable to the sale or use of PLANAR LIGHTWAVE CHIPS and/or OTHER OPTICAL DEVICES/SERVICES, exceeds * (hereinafter referred to as the "Royalty Accrual Level"), then royalty shall accrue and be payable to LUCENT GRL, at the applicable rate of * on each PLANAR LIGHTWAVE CHIP and/or OTHER OPTICAL DEVICES/SERVICES which is sold, leased or put into use by WS, or any of its RELATED COMPANIES after attainment of such Royalty Accrual Level. Such royalty rate shall be applied, except as otherwise provided in this Article II, to the FAIR MARKET VALUE of such PLANAR LIGHTWAVE CHIPS. For purposes
                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

WS BILAT PLA-RRA - 091900

of this Section 2.01(c) the total combined gross cumulative revenue shall include revenues made prior to the Effective Date of this Agreement.

2.02 Accrual

     (a) Upon reaching Royalty Accrual Level in either Sections 2.01(b) and/or
(c), royalty shall accrue on any applicable LICENSED PRODUCT that has exceeded the respective Royalty Accrual Level, upon the first sale, lease or putting into use of such LICENSED PRODUCT and shall become payable in accordance with the provisions of Section 2.05. (Rebuilding or enlarging any product shall be deemed to be a first putting into use of such product). Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to
Article III.

     (b) When a company ceases to be a RELATED COMPANY of WS, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with WS' next scheduled royalty payment.

     (c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of WS' obligation to pay such royalty would not be prohibited by applicable law.

     (d) Royalties shall not accrue and sales revenue shall not be applied to the Royalty Accrual Level, with respect to sales of LICENSED PRODUCTS made to LUCENT GRL or any of its RELATED COMPANIES, or to any divested business that is sublicensed by LUCENT GRL pursuant to Section 1.03(c)(ii) for so long as such divested business remains sublicensed by LUCENT GRL.

2.03 Exclusions

     (a) A LICENSED PRODUCT may be treated by WS as not licensed and not subject to royalty or applied to the Royalty Accrual Level with respect to sales of such LICENSED PRODUCT if the purchaser is licensed under the same one or more patents to have said LICENSED PRODUCT made and/or imported, and the purchaser advises WS, in writing at or prior to the time of such sale, that it is exercising its own license under such one or more patents with respect to such manufacture and/or importation. WS shall provide LUCENT GRL with a copy of any such writing before treating any LICENSED PRODUCT as excluded, pursuant to this Section 2.03.

     (b) If WS sends a prospective customer a LICENSED PRODUCT for trial purposes (i.e., so the customer can test the LICENSED PRODUCT prior to purchasing it from WS) only, then such LICENSED PRODUCT shall not be subject to royalty or applied to the Royalty Accrual Level with respect to the provisions of Section 2.01, unless such customer purchases such LICENSED PRODUCT at which time royalty shall accrue pursuant to Sections 2.01(b) and/or (c) and 2.02. WS affirms that it will not attempt to defeat paying royalties as a sham to this Agreement by falsely claiming that LICENSED PRODUCTS were furnished for trial purposes under this Section 2.03(b).


                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA - 091900

     (c) Upon reaching Royalty Accrual Level, any LICENSED PRODUCTS used solely by WS or its RELATED COMPANIES for internal purposes limited to research, development and testing of LICENSED PRODUCTS are not subject to royalty for so long as they remain internal to WS and are only used for such limited purposes.

     (d) A LICENSED PRODUCT may be treated by WS as not licensed and not subject to royalty to the extent that it was sold to, and the returned by, a customer for a credit or replacement.

2.04 Records and Adjustments

     (a) WS shall keep full, clear and accurate records with respect to all LICENSED PRODUCTS and shall furnish any information which LUCENT GRL may reasonably prescribe from time to time to enable LUCENT GRL to ascertain the proper royalty due hereunder on account of products sold, leased and put into use by WS or any of its RELATED COMPANIES. Such records should include all records showing revenues attributable to the sale, lease or furnishing of any LICENSED PRODUCTS prior to reaching the Royalty Accrual Level. WS shall retain such records with respect to each LICENSED PRODUCT for at least seven (7) years from the sale, lease or putting into use of such LICENSED PRODUCT. LUCENT GRL shall have the right through its accredited auditors and at its own expense, to make an examination, during normal business hours and upon reasonable notice and no more than once in any twelve (12) month period, of all records and accounts bearing upon the amount of royalty payable to it hereunder. Adjustment shall be made within sixty (60) days to compensate for any errors or omissions disclosed by such examination.

     (b) Independent of any such examination, LUCENT GRL will credit to WS the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT GRL delivered within twelve (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT GRL is able to verify, to its own reasonable satisfaction, the existence and extent of the overpayment.

     (c) No refund, credit or other adjustment of royalty payments shall be made by LUCENT GRL except as provided in this Section 2.04. Rights conferred by this
Section 2.04 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a Party having such right and signing such statement.

                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


2.05 Reports and Payments

     (a) Within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period during which this Agreement becomes effective, WS shall furnish to LUCENT GRL at the address specified in Section 4.03 a statement certified by a responsible official of WS showing in a manner acceptable to LUCENT GRL:

     (i) all LICENSED PRODUCTS which were sold, leased or put into use during such semiannual period;

     (ii) a running total of cumulative gross revenue attributable to the furnishing of LICENSED PRODUCTS to customers;

     (iii) upon exceeding the Royalty Accrual Level in either Section 2.01(b) or 2.01(c) or both, FAIR MARKET VALUES of any such LICENSED PRODUCTS;

     (iii) upon exceeding the Royalty Accrual Level in either Section 2.01(b) or 2.01(c) or both, the amount of royalty (see Section 2.01(b) and (c)) payable thereon; and

     (iv) all exclusions from royalty pursuant to Section 2.03 including an explanation of the type of exclusion; and

     (v)    the net amount payable after such exclusion.

If no REPORTABLE PRODUCT has been so sold, leased or put into use, the statement shall show that fact.

     (b)    In the event WS has exceeded the Royalty Accrual Level in Sections
Section 2.01(b) and/or (c), then within such sixty (60) days WS shall pay in United States dollars to LUCENT GRL at the address specified in Section 4.03 the royalties payable in accordance with such statement. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

     (c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


     (d)  All records, reports and auditor's findings contemplated in Sections
2.04 and 2.05 will be deemed confidential information of WS and will be treated as confidential by LUCENT GRL to the same extent the terms of this agreement are treated confidential pursuant to Section 1.06(b) or as necessary to enforce any rights hereunder.


                                  ARTICLE III

                                  TERMINATION

3.01 Breach

In the event of a breach of this Agreement by either Party, the other Party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two (2) months' written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

3.02 Voluntary Termination

By written notice to the other Party, either Party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not less than sixty (60) days from the giving of said notice) of such termination and shall clearly specify any affected patent, invention or product.

3.03 Survival

     (a) If a company ceases to be a RELATED COMPANY of a Party, licenses and rights granted hereunder with respect to patents of such company on inventions made prior to the date of such cessation, shall not be affected by such cessation.

     (b) Any termination of licenses and rights of a Party under the provisions of this Article III shall not affect such Party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, and shall not affect the other Party's licenses and rights (and obligations related thereto) hereunder.



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.01 Disclaimer

Other than in Section 1.04, neither Party nor any of its RELATED COMPANIES makes any representations, extends any warranties of any kind, assumes any responsibility or obligations whatever, or confers any right by implication, estoppel or otherwise, other than the licenses, rights and warranties herein expressly granted.

4.02 Nonassignability

     (a) The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that, except as provided in
Section 1.03(c)(ii), the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's RELATED COMPANIES without the other Party's express written consent. All of LUCENT GRL's rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any RELATED COMPANY or divested business * but neither this Agreement nor any licenses or rights hereunder shall be otherwise assignable or transferable (in insolvency proceedings, by reason of a corporate merger, or otherwise) by either Party without the express written consent of the other Party.

4.03 Addresses

     (a) Any notice or other communication hereunder shall be sufficiently given to WS when sent by certified mail addressed to General Counsel at the WS office specified above, or to LUCENT GRL when sent by certified mail addressed to Contract Administrator, Intellectual Property Organization, Lucent Technologies GRL Corporation, Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America. Changes in such addresses may be specified by written notice.

     (b) Payments by WS shall be made to LUCENT GRL at Lucent Technologies-GRL Corp., Chase Manhattan Bank, N.A., General Post Office, P.O. Box 6219, New York, NY, 10087-6219, United States of America. Alternatively, payments to LUCENT GRL may be made by bank wire transfers to LUCENT



                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

WS BILAT PLA-RRA-091900


     GRL's account: Lucent Technologies GRL Corporation. Account No. 323857752. Swift Code: CHASUS33. ABA Code: 021000021, at Chase Manhattan Bank, N.A., New York, New York 10087-6219, United States of America. Changes in such address or account may be specified by written notice.

4.04 Taxes

WS shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which WS is required to withhold or deduct from payments to LUCENT GRL, except (i) net income taxes imposed upon LUCENT GRL by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT GRL by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT GRL or any of its RELATED COMPANIES. In order for the exception in (ii) to be effective, WS must furnish to LUCENT GRL evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT GRL within thirty (30) days of issuance by the local taxing authority.

4.05 Choice of Law

The Parties are familiar with the principles of New York commercial law, and agree that the law of New York shall apply in any dispute arising with respect to this Agreement, exclusive of conflicts of law provisions.

4.06 Integration

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any modifications, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby. If any term or provision of this Agreement is held invalid or unenforceable to any extent, the remainder of this Agreement will not be affected and all other terms and provisions will be valid to the fullest extent permitted by law.

4.07 Dispute Resolution

     (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole


                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


mediator selected by the Parties or, at any time at the option of a Party, to



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty
(30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

     (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

     (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

     (d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

     (e)  The place of mediation and arbitration shall be New York City.

     (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

     (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

     (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

     (i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.08 Releases

     (a) In consideration of granting a warrant to purchase stock in accordance with Section 2.01(a) and other good and valuable consideration paid by WS to LUCENT GRL, and subject to the receipt thereof, LUCENT GRL for itself and for its present RELATED COMPANIES, hereby releases, to the extent of its



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


right to do so, WS and its present RELATED COMPANIES under any cause of action or claim for patent infringement arising prior to the Effective Date of this Agreement to which the rights and licenses expressly granted under this Agreement to WS and its present RELATED COMPANIES would be a complete defense had this Agreement been in effect at the time such cause of action or claim arose.

     (b) The release in Sections 4.08(a) above, shall not operate to release any customer of WS or customer of any of its RELATED COMPANIES who is a party to any lawsuit involving allegations of patent infringement, patent invalidity or patent unenforceability in which either LUCENT GRL or any of its RELATED COMPANIES is an adverse party as of two weeks prior to the Effective Date of this Agreement.

     (c) WS for itself, and its present RELATED COMPANIES, hereby releases, to the extent of its right to do so, LUCENT GRL and its present RELATED COMPANIES under any cause of action or claim for patent infringement arising prior to the Effective Date of this Agreement to which the rights and licenses expressly granted under this Agreement to LUCENT GRL and their present RELATED COMPANIES would be a complete defense had this Agreement been in effect at the time such cause of action or claim arose.

     (d) Subject to the extent provided in this Section 4.08, each Party represents that it has not assigned or conveyed any right, claim or cause of action that it purports to release hereunder.


                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



          LUCENT TECHNOLOGIES GRL CORPORATION



          By:      /s/ Daniel P. McCurdy
                       Daniel P. McCurdy
                     Chairman of the Board


          Date: September 21, 2000



          WAVESPLITTER TECHNOLOGIES, INC.


          By:      /s/ William H. Diamond, Jr.


          Title:       William H. Diamond, Jr.


          Date: September 21, 2000



             THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
               IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                       REPRESENTATIVES OF BOTH PARTIES.



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


                             DEFINITIONS APPENDIX


GENERAL DEFINITIONS:

CASCADED FUSED FIBER COUPLER means *.

EXECUTION means the date the last Party signs this Contract.

FAIR MARKET VALUE means, with respect to any LICENSED PRODUCT offered for sale, sold, leased or put into use, the greater of (i) the selling price which a seller would realize from an unaffiliated buyer in an arm's length sale of an identical item in the same quantity and at the same time and place as such sale, lease or putting into use; or (ii) the selling price actually obtained for such LICENSED PRODUCT in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which are included in such selling price).

In determining "selling price" the following shall be excluded:

     (a) usual trade discounts actually allowed to unaffiliated persons or entities;
     (b) packing costs;
     (c) costs of insurance and transportation; and
     (d) import, export, excise, sales and value added taxes, and customs duties.

FUSED FIBER COUPLER means any optical device formed of at least two or more fibers, fused laterally together such that light from one is coupled into the other and visa-versa.

LICENSED PRODUCT means, as to any grantee, any product (including any specified combination of other products) listed for such grantee in Section 1.01.

LIMITED PERIOD means the period commencing on the effective date of this Agreement and having a duration of *.

LUCENT GRL's PATENTS means every patent (including utility models but excluding design patents and design registrations) issued in any country of the world owned and controlled by LUCENT GRL or its RELATED COMPANIES prior to EXECUTION in any country of the world, with respect to which and to the extent that LUCENT GRL or its RELATED COMPANIES has a right, as of EXECUTION, to grant the licenses granted herein.



                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

WS BILAT PLA-RRA-091900


MACH ZEHNDER INTERFEROMETER means *.

OTHER OPTICAL DEVICES/SERVICES means *.

PLANAR LIGHTWAVE CHIP (PLC) means *.

WS' PATENTS means every patent owned and controlled by WS or its RELATED COMPANIES (including utility models but excluding design patents and design registrations) issued prior to the end of the LIMITED PERIOD in any country of the world with respect to which and to the extent that WS or its RELATED COMPANIES has a right to grant the licenses granted herein.

RELATED COMPANIES of LUCENT-GRL, are its SUBSIDIARIES, Lucent Technologies Inc. ("LUCENT"), the parent of LUCENT-GRL, and wholly-owned SUBSIDIARIES of LUCENT, other than LUCENT-GRL and any other company so designated in writing signed by LUCENT GRL and WS.

RELATED COMPANIES of WS are any of its wholly owned SUBSIDIARIES.

SUBSIDIARY of a company means a corporation or other legal entity (i) the



                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

WS BILAT PLA-RRA-091900


majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership.



                            LUCENT GRL CONFIDENTIAL

WS BILAT PLA-RRA-091900


                                  APPENDIX A


U.S. Patent Nos. * and all foreign counterpart patents of the aforementioned patents in this Appendix A.



                            LUCENT GRL CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respected to the omitted portions.

                                  APPENDIX B


                                                                    EXHIBIT 4.10

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURISkadden, Arps, Slate, Meagher & FlomFinancial Printing GroupTHE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              WARRANT TO PURCHASE

           FIVE HUNDRED THOUSAND SHARES OF SERIES F PREFERRED STOCK
                      OF WAVESPLITTER TECHNOLOGIES, INC.

                        (Void after September 30, 2005)

This certifies that Lucent Technologies - GRL Corp., 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, Attn: Al Leonard, or its assigns (the "Holder"), for value received, is entitled to purchase from WaveSplitter Technologies, Inc., a California corporation (the "Company"), Five Hundred Thousand (500,000) fully paid and nonassessable shares of the Company's Series F Preferred Stock ("Preferred Stock") for cash at a price equal to $0.01 per share (the "Stock Purchase Price"), at any time or from time to time up to and including 5:00 p.m. (Pacific time) on September 30, 2005 (the "Expiration Date"), upon surrender to the Company at its principal office at Fremont, California, (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

     1.  Exercise; Issuance of Certificates; Payment for Shares.
         -------------------------------------------------------

         (a) Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. In the event, however, that pursuant to the Company's Articles of Incorporation, as amended, an event causing automatic conversion of the Company's Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Preferred Stock not purchased upon any prior exercise of the Warrant would have been so converted (and, where the context requires, reference to "Preferred Stock" shall be deemed to include such Common Stock). The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which the form of subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be reasonably requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

         (b) The Holder, in lieu of exercising this Warrant by the payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to receive that number of shares of Preferred Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Preferred Stock, less (B) the Stock Purchase Price then in effect, multiplied by the number of shares of Preferred Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over
(ii) the Per Share Price. Election to exercise under this section (b) may be made by delivering a signed form of subscription to the Company via facsimile, to be followed promptly by delivery of the warrant.

         (c) For purposes of clause (b) of this Section 1, "Per Share Price" means the product of: (i) the greater of (A) the closing price of the Company's Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of the Holder's election hereunder or, (B) if applicable at the time of or in connection with the exercise under clause (b) of this Section 1, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of Common Stock pursuant to a merger, reorganization or sale of assets; and (ii) that number of shares of Common Stock into which each share of Preferred Stock is convertible. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the Per Share Price of the Preferred Stock (or the equivalent number of shares of Common Stock into which such Preferred Stock is convertible) shall be the price per share which the Company would obtain from a willing buyer for shares sold by the Company from authorized but unissued shares as such price shall be reasonably agreed upon by the Holder and the Company or, if agreement cannot be reached within ten (10) business days of the Holder's election hereunder, as such price shall be determined by a panel of three (3) appraisers, one (1) to be chosen by the Company, one (1) to be chosen by the Holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within 30 days of the Holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Per Share Price. In the event either party fails to choose an appraiser within 30 days of the Holder's election hereunder, then the appraisal of the sole appraiser shall constitute the Per Share Price. Each party shall bear the cost of the appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

     2.  Limitation on Transfer.
         -----------------------

         (a) The Warrant and the Preferred Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act. The Warrant and the Preferred Stock and the Common Stock issuable upon conversion thereof may be transferred only to accredited investors, as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933. Each holder of this Warrant or the Preferred Stock or Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Preferred Stock or Common Stock issuable upon conversion thereof to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2. Not more than five (5) shall be permitted.

         (b) Each certificate representing (i) this Warrant, (ii) the Preferred Stock, (iii) shares of the Company's Common Stock issued upon conversion of the Preferred Stock and (iv) any other securities issued in respect to the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         (c) The Holder of this Warrant and each person to whom this Warrant or the Preferred Stock or Common Stock issuable hereunder is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that he, she, or it is an accredited investor and that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) unless and until the Company has been provided notice of proposed disposition including its material terms and except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

     3.  Shares to be Fully Paid; Reservation of Shares.  The Company covenants
         -----------------------------------------------
and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take commercially reasonable action to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) (i) if the total number of shares of Preferred Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Preferred Stock then outstanding and all shares of Preferred Stock then issuable upon exercise of all options and upon the conversion of all convertible securities men outstanding, would exceed the total number of shares of Preferred Stock then authorized by the Company's Articles of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

     4.  Adjustment of Stock Purchase Price Number of Shares.  The Stock
         ----------------------------------------------------
Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

         4.1   Subdivision or Combination of Stock.  In case the Company shall
               ------------------------------------
at any time subdivide its outstanding shares of Preferred Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         4.2   Dividends in Preferred Stock, Other Stock, Property
               ---------------------------------------------------
Reclassification.  If at any time or from time to time the holders of Preferred
----------------
Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               (a) Preferred Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

               (b) any cash paid or payable otherwise than as a cash dividend, or

               (c) Preferred Stock or other or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Preferred Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of
Section 4.1 above). Then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

         4.3   Reorganization, Reclassification, Consolidation, Merger or Sale.
               ----------------------------------------------------------------
If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive(in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         4.4   Anti-Dilution Provisions. The Holder hereof shall be entitled,
               -------------------------
with respect to the shares of Series F Preferred Stock issued upon exercise hereof, to the anti-dilution protection provided to such class of stock as described in the Company's Amended and Restated Articles of Incorporation. This protection shall apply to Holder prior to the exercise of this Warrant.

         4.5   Notice of Adjustment. Upon any adjustment of the Stock Purchase
               ---------------------
Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on me books of the Company. The notice, which may be substantially in me form of Exhibit "A" attached hereto, shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4.6   Other Notices.  If at any time:
               --------------

               (a) the Company shall declare any cash dividend upon its Preferred

Stock;

               (b) the Company shall declare any dividend upon its Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

               (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (e) the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred Stock (except the voting of Preferred Stock on matters other than items (a) though (e));
then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 20 day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 day's written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution the date on which the holders of Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

         4.7   Certain Events.  If any change in the outstanding Preferred Stock
               ---------------
of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     5.  Issue Tax.  The issuance of certificates for shares of Preferred Stock
         ----------
upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6.  Closing of Books.  The Company will at no time close its transfer books
         -----------------
against the transfer of any Warrant or of any shares of Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     7.  No Voting or Dividend Rights; Limitation of Liability.  Nothing
         ------------------------------------------------------
contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8.  Registration Rights.  The Holder hereof shall be entitled, upon
         --------------------
execution of an amendment to the Fifth Amended and Restated Rights Agreement (the "Rights Agreement") with respect to the shares of Preferred Stock issued upon exercise hereof or the shares of Common Stock or other securities issued upon conversion of such Preferred Stock as the case may be, to all of the registration rights set forth in the Rights Agreement to the same extent and on the same terms and conditions as possessed by the Investors thereunder.

     9.  Rights and Obligations Survive Exercise of Warrant.  The rights and
         ---------------------------------------------------
obligations of the Company, of the Holder of this Warrant and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, contained in Sections 6 and 8 shall survive the exercise of this Warrant.

     10. Modification and Waiver.  This Warrant and any provision hereof may be
         ------------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices.  Any notice, request or other document required or permitted
         --------
to be given or delivered to the holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     12. Binding Effect on Successors.  This Warrant shall be binding upon any
         -----------------------------
corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets unless otherwise agreed by the Holder. All of the obligations of the Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

     13. Descriptive Headings and Governing Law.  The descriptive headings of
         ---------------------------------------
the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, as applied to agreements made and performed in California by residents thereof without regard to the conflicts of laws principles of such state.

     14. Lost Warrants or Stock Certificates.  The Company represents and
         ------------------------------------
warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Fractional Shares.  No fractional shares shall be issued upon exercise
         ------------------
of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

     16. Representations of Holder.  With respect to this Warrant, Holder
         --------------------------
represents and warrants to the Company as follows:

         16.1   Experience.  It is experienced in evaluating and investing in
                -----------
companies engaged in businesses similar to that of the Company; it understands that investment in the Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

          16.2  Investment.  It is acquiring the Warrant for investment for its
                -----------
own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Warrant, the shares of Preferred Stock issuable upon exercise thereof and the shares of Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws.

          16.3  Rule 144.  It acknowledges that the Warrant, the Preferred Stock
                ---------
and the Common Stock must be held indefinitely unless they are subsequently registered under the

Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

          16.4  Access to Data.  It has had an opportunity to discuss the
                ---------------
Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.

          16.5  Accredited Investor.  It is an accredited investor as such term
                --------------------
is defined in Rule 501 of Regulation D of the Securities Act of 1933.

     17.  Additional Representations and Covenants of the Company.  The Company
          --------------------------------------------------------
hereby represents, warrants and agrees as follows:

          17.1  Corporate Power.  The Company has all requisite corporate power
                ----------------
and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

          17.2  Authorization.  All corporate action on the part of the Company,
                --------------
its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general and subject to general principals of equity.

          17.3  Offering.  Subject in part to the truth and accuracy of Holder's
                ---------
representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Preferred Stock upon exercise of the Warrant and the issuance of Common Stock upon conversion of the Preferred Stock will, under current law and assuming no transfer, be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          17.4  Stock Issuance.  Upon exercise of the Warrant, the Company will
                ---------------
use its best efforts to cause stock certificates representing the shares of Preferred Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise. Upon conversion of the shares of Preferred Stock to shares of Common Stock, the Company will issue the Common Stock in the individual names of Holder, its nominees or assignees, as appropriate.

          17.5  Articles and By-Laws.  The Company has provided Holder with, or
                ---------------------
made available to Holder, true and complete copies of the Company's Articles or Certificate of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting, forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.

           17.6 Conversion of Preferred Stock.  As of the date hereof, each
          ------------------------------------
share of the Preferred Stock is convertible into one share of the Common Stock.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 21st day of September , 2000.

                                          WAVESPLITTER TECHNOLOGIES, INC.


                                                /s/ Bruce C. Rollock
                                          By:____________________________

                                                Vice President,Chief
                                                Financial Officer, Secretary
                                                and Treasurer
                                          Title:_________________________

                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)

To:  _________________________

[_]       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below _____________________ (________) shares (the
"Shares") of Stock of ____________ and herewith makes payment of_______________ Dollars ($____________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________, whose address is __________________________________.

[_]       The undersigned hereby elects to convert _________________________
percent (_________%) of the value of the Warrant pursuant to the provisions of Section l(b) of the Warrant.

The undersigned represents that it is acquiring such stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control). The undersigned further affirms as of the date of this election, each of the representations and warranties of Section 17 of the Warrant.


                                       Dated: _________________________________
                                       Holder: ________________________________
                                       By:  ___________________________________
                                       Its: ___________________________________
                                       (Signature must conform to name of Holder
                                       exactly as specified on the face of the
                                       Warrant or as specified in an Assignment)


                                       (Address)


                                       _______________________________________
                                       _______________________________________

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Preferred Stock covered thereby set forth hereinbelow, unto:


       Name of Assignee                                    Address                                 Number of Shares
-------------------------------     ----------------------------------------------------     --------------------------





                                   Dated: _________________________________
                                   Holder: ________________________________
                                   By: ____________________________________
                                   Its: ___________________________________
                                   (Signature must conform to name of Holder
                                   exactly as specified on the face of the
                                   Warrant or as specified in an Assignment)

          WS BILAT PLA-RRA-091900

                                  APPENDIX C

                          [intentionally left blank]


                            LUCENT GRL CONFIDENTIAL